CARMAX REPORTS RECORD SECOND QUARTER RESULTS

Richmond, Va., September 23, 2014 – CarMax, Inc. (NYSE:KMX) today reported record second quarter results for the quarter ended August 31, 2014.

▪	Net sales and operating revenues increased 10.9% to $3.60 billion.

▪	Used unit sales in comparable stores increased 0.2%.

▪	Total used unit sales rose 6.3%.

▪	Total wholesale unit sales increased 7.4%.

▪	CarMax Auto Finance (CAF) income increased 9.7% to $92.6 million.

▪	Net earnings grew 10.2% to $154.5 million. Net earnings per diluted share rose 12.9% to $0.70.

o	Net earnings per diluted share for the current quarter included a $0.06 benefit in connection with our receipt of settlement proceeds in a previously disclosed class action lawsuit.

“We are pleased to report record second quarter results, even before considering the benefit of the settlement proceeds,” said Tom Folliard, president and chief executive officer.  “The continued growth in our store base and improvements across our used, wholesale and CAF operations, as well as our share repurchase program, all contributed to our record second quarter earnings per share.”

Second Quarter Business Performance Review

Sales.  Total used vehicle unit sales grew 6.3% and comparable store used unit sales increased 0.2% versus the prior year’s second quarter.  This growth was on top of increases of 21.1% in total used units and 15.9% in comparable store used units in last year’s second quarter.  While we experienced our fifth consecutive quarter of improved customer traffic in comparable stores, sales were tempered by the effect of a calendar shift.  We had one fewer Saturday this quarter compared with last year’s second quarter, which we estimate adversely affected comparable store used unit sales growth by approximately 1%.

The percentage of retail vehicles financed by third-party subprime providers (those who purchase financings at a discount), combined with those financed under the previously announced CAF loan origination test, declined from 18.5% in the second quarter of fiscal 2014 to 13.8% in this year’s second quarter.

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Wholesale vehicle unit sales grew 7.4% versus the second quarter of fiscal 2014.  Wholesale unit sales continued to benefit from a stronger wholesale vehicle buy rate and the addition of new stores.

Other sales and revenues increased $7.7 million, or 10.8%, year-over-year.  Extended protection plan (EPP) revenues (which includes extended service plan and guaranteed asset protection revenues) declined $2.1 million versus the prior year’s quarter due to higher estimated cancellation reserve rates and a lower EPP penetration rate, partially offset by the growth in our store base.  Net third-party finance fees improved $8.5 million versus last year’s second quarter primarily due to the reduction in the percentage of sales financed by third-party subprime providers.

Gross Profit.  Total gross profit increased 6.6% to $463.3 million.  Used vehicle gross profit rose 6.2%, driven by the increase in total used unit sales, while used vehicle gross profit per unit remained comparable with the prior year period.  Wholesale vehicle gross profit increased 10.5% versus the prior year’s quarter, driven by the combination of the 7.4% increase in wholesale unit sales and an improvement in wholesale vehicle gross profit per unit, which rose 2.9% or $25 per unit.  Other gross profit rose 2.0% reflecting the improvement in net third-party finance fees, partially offset by the change in EPP revenues and a decrease in service department gross profits.  Service department gross profits were adversely affected by our relatively flat comparable store used unit sales growth and the resulting deleverage of service overhead costs.

SG&A.  SG&A expenses increased 5.1% to $297.6 million.  SG&A was reduced by $20.9 million, which represented our receipt of settlement proceeds in a class action lawsuit related to the economic loss associated with certain Toyota vehicles.  Excluding this item, SG&A expenses increased 12.5% year-over-year, primarily due to the 15% increase in our store base since the beginning of last year’s second quarter (representing the addition of 18 stores), as well as a $6.4 million increase in share-based compensation expense.  Excluding the legal settlement gain, SG&A per retail unit rose $116 to $2,183.

CarMax Auto Finance.(1)  CAF income increased 9.7% to $92.6 million, driven by an increase in average managed receivables, partly offset by a lower total interest margin percentage.  Average managed receivables grew 18.5% to $7.72 billion as CAF loan originations have grown in recent years.  The total interest margin, which reflects the spread between interest and fees charged to consumers and our funding costs, declined to 6.6% of average managed receivables in the current quarter from 7.0% in last year’s second quarter.

We continued our test to originate loans for customers who typically would be financed by our third-party subprime providers.  During the second quarter of fiscal 2015, we originated $14.8 million of loans in this test, representing 0.6% of retail unit sales.  As of August 31, 2014, a total of $44.4 million of loans had been originated in this test.

Store Openings.  During the second quarter of fiscal 2015, we opened four stores, including three stores in new markets (Madison, Wisconsin; Lynchburg, Virginia; and Portland, Oregon) and one in an existing market (Dallas, Texas).

Share Repurchase Program.  During the second quarter, we repurchased 4.0 million shares of common stock for $201.0 million pursuant to our share repurchase program.  As of August 31, 2014, we had $907.0 million remaining available for repurchase under the program.

(1)Although CAF benefits from certain indirect overhead expenditures, we have not allocated indirect costs to CAF to avoid making subjective allocation decisions.

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Supplemental Financial Information

Amounts and percentage calculations may not total due to rounding.

Sales Components

	Three Months Ended August 31			Six Months Ended August 31
(In millions)	2014	2013	Change	2014	2013	Change
Used vehicle sales	$2,920.2	$2,639.5	10.6%	$5,980.5	$5,341.3	12.0%
New vehicle sales	69.9	60.0	16.6%	139.7	112.4	24.3%
Wholesale vehicle sales	530.3	474.9	11.7%	1,075.5	965.6	11.4%
Other sales and revenues:
Extended protection plan revenues	63.0	65.0	(3.2)%	126.7	129.6	(2.3)%
Service department sales	28.6	27.3	4.7%	56.9	54.7	4.1%
Third-party finance fees, net	(12.7)	(21.2)	39.9%	(30.0)	(47.0)	36.2%
Total other sales and revenues	78.8	71.1	10.8%	153.6	137.3	11.9%
Total net sales and operating revenues	$3,599.2	$3,245.6	10.9%	$7,349.4	$6,556.6	12.1%

Unit Sales

	Three Months Ended August 31			Six Months Ended August 31
	2014	2013	% Change	2014	2013	% Change
Used vehicles	143,325	134,854	6.3%	293,853	272,008	8.0%
New vehicles	2,581	2,187	18.0%	5,178	4,136	25.2%
Wholesale vehicles	97,989	91,243	7.4%	195,087	179,599	8.6%

Average Selling Prices

	Three Months Ended August 31			Six Months Ended August 31
	2014	2013	% Change	2014	2013	% Change
Used vehicles	$20,215	$19,428	4.1%	$20,193	$19,485	3.6%
New vehicles	$26,991	$27,313	(1.2)%	$26,875	$27,066	(0.7)%
Wholesale vehicles	$5,249	$5,044	4.1%	$5,349	$5,213	2.6%

Vehicle Sales Changes

	Three Months Ended August 31		Six Months Ended August 31
	2014	2013	2014	2013
Used vehicle units	6.3%	21.1%	8.0%	21.6%
Used vehicle revenues	10.6%	20.4%	12.0%	21.9%

Wholesale vehicle units	7.4%	10.2%	8.6%	8.0%
Wholesale vehicle revenues	11.7%	8.7%	11.4%	6.7%

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Comparable Store Used Vehicle Sales Changes (1)

	Three Months Ended August 31		Six Months Ended August 31
	2014	2013	2014	2013
Used vehicle units	0.2%	15.9%	1.8%	16.3%
Used vehicle revenues	4.2%	15.3%	5.4%	16.7%

 (1)Stores are added to the comparable store base beginning in their fourteenth full month of operation. Comparable store calculations include results for a set of stores that were included in our comparable store base in both applicable periods.

Selected Operating Ratios

	Three Months Ended August 31				Six Months Ended August 31
(In millions)	2014	% (1)	2013	% (1)	2014	% (1)	2013	% (1)
Net sales and operating revenues	$3,599.2	100.0	$3,245.6	100.0	$7,349.4	100.0	$6,556.6	100.0
Gross profit	$463.3	12.9	$434.7	13.4	$965.1	13.1	$882.8	13.5
CarMax Auto Finance income	$92.6	2.6	$84.4	2.6	$187.2	2.5	$171.4	2.6
Selling, general, and administrative
expenses	$297.6	8.3	$283.2	8.7	$611.1	8.3	$573.4	8.7
Interest expense	$7.4	0.2	$7.8	0.2	$15.0	0.2	$15.6	0.2
Earnings before income taxes	$250.6	7.0	$227.1	7.0	$525.7	7.2	$464.4	7.1
Net earnings	$154.5	4.3	$140.3	4.3	$324.2	4.4	$286.9	4.4

(1)	Calculated as a percentage of net sales and operating revenues.

Gross Profit

	Three Months Ended August 31			Six Months Ended August 31
(In millions)	2014	2013	Change	2014	2013	Change
Used vehicle gross profit	$311.5	$293.2	6.2%	$645.6	$597.1	8.1%
New vehicle gross profit	2.1	1.2	71.0%	3.9	2.3	71.2%
Wholesale vehicle gross profit	85.7	77.5	10.5%	187.2	164.0	14.2%
Other gross profit	64.1	62.9	2.0%	128.3	119.5	7.4%
Total	$463.3	$434.7	6.6%	$965.1	$882.8	9.3%

Gross Profit per Unit

	Three Months Ended August 31				Six Months Ended August 31
	2014		2013		2014		2013
	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)
Used vehicle gross profit	$2,173	10.7	$2,174	11.1	$2,197	10.8	$2,195	11.2
New vehicle gross profit	$803	3.0	$554	2.0	$756	2.8	$553	2.0
Wholesale vehicle gross profit	$874	16.2	$849	16.3	$960	17.4	$913	17.0
Other gross profit	$440	81.4	$459	88.4	$429	83.5	$433	87.0
Total gross profit	$3,176	12.9	$3,172	13.4	$3,227	13.1	$3,197	13.5

(1)Calculated as category gross profit divided by each category’s respective units sold, except the other and total categories, which are calculated by dividing their respective gross profit by total retail units sold.

(2)Calculated as a percentage of its respective sales or revenue.

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SG&A Expenses

	Three Months Ended August 31			Six Months Ended August 31
(In millions)	2014	2013	Change	2014	2013	Change
Compensation and benefits (1)	$181.5	$160.9	12.8%	$360.5	$333.0	8.3%
Store occupancy costs	60.0	54.5	10.1%	118.3	107.0	10.6%
Advertising expense	29.4	26.5	10.9%	60.1	53.6	12.1%
Other overhead costs (2)	26.7	41.3	(35.4)%	72.2	79.8	(9.5)%
Total SG&A expenses	$297.6	$283.2	5.1%	$611.1	$573.4	6.6%
SG&A per retail unit	$2,040	$2,067	$(27)	$2,044	$2,076	$(32)

(1)Excludes compensation and benefits related to reconditioning and vehicle repair service, which are included in cost of sales.

(2)Includes IT expenses, insurance, non-CAF bad debt, travel, preopening and relocation costs, charitable contributions and other administrative expenses.  Costs for the three and six months ended August 31, 2014, were reduced by $20.9 million in connection with the receipt of settlement proceeds in a class action lawsuit.

Components of CAF Income and Other CAF Information

	Three Months Ended August 31				Six Months Ended August 31
(In millions)	2014	% (1)	2013	% (1)	2014	% (1)	2013	% (1)
Interest margin:
Interest and fee income	$150.7	7.8	$137.2	8.4	$297.6	7.9	$270.7	8.5
Interest expense	(23.9)	(1.2)	(22.6)	(1.4)	(47.0)	(1.2)	(45.4)	(1.4)
Total interest margin	126.8	6.6	114.6	7.0	250.6	6.6	225.3	7.1
Provision for loan losses	(20.4)	(1.1)	(18.0)	(1.1)	(36.2)	(1.0)	(29.3)	(0.9)
Total interest margin after provision
for loan losses	106.4	5.5	96.6	5.9	214.4	5.7	196.0	6.2
Other income	―	―	0.1	―	―	―	0.1	―
Total direct expenses	(13.8)	(0.7)	(12.3)	(0.7)	(27.2)	(0.7)	(24.7)	(0.8)
CarMax Auto Finance income	$92.6	4.8	$84.4	5.2	$187.2	5.0	$171.4	5.4

Total average managed receivables	$7,724.5		$6,516.3		$7,557.3		$6,334.4
Net loans originated	$1,165.3		$1,088.0		$2,401.7		$2,208.2
Net CAF penetration rate	40.7%		41.4%		41.0%		41.4%
Weighted average contract rate	7.0%		6.8%		7.1%		6.9%

Ending allowance for loan losses	$77.8		$65.9		$77.8		$65.9

Warehouse facility information:
Ending funded receivables	$1,045.0		$947.0		$1,045.0		$947.0
Ending unused capacity	$1,055.0		$753.0		$1,055.0		$753.0

(1)	Annualized percentage of total average managed receivables.

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Earnings Highlights

	Three Months Ended August 31			Six Months Ended August 31
(In millions except per share data)	2014	2013	Change	2014	2013	Change
Net earnings	$154.5	$140.3	10.2%	$324.2	$286.9	13.0%
Diluted weighted average shares outstanding	221.1	227.6	(2.9)%	222.4	228.1	(2.5)%
Net earnings per diluted share	$0.70	$0.62	12.9%	$1.46	$1.26	15.9%

Planned Store Openings

We currently plan to open the following stores within 12 months from August 31, 2014:

Location	Television Market	Market Status	Planned Opening Date
Beaverton, Oregon	Portland	Existing	Q3 Fiscal 2015
Saltillo, Mississippi	Tupelo	New	Q3 Fiscal 2015
Reno, Nevada	Reno	New	Q3 Fiscal 2015
Raleigh, North Carolina	Raleigh	Existing	Q3 Fiscal 2015
Warrensville Heights, Ohio	Cleveland	New	Q4 Fiscal 2015
Brooklyn Park, Minnesota	Minneapolis/St Paul	New	Q1 Fiscal 2016
Sicklerville, New Jersey	Philadelphia	Existing	Q1 Fiscal 2016
Gainesville, Florida	Gainesville	New	Q1 Fiscal 2016
Cranston, Rhode Island	Providence	Existing	Q2 Fiscal 2016
Parker, Colorado	Denver	Existing	Q2 Fiscal 2016
Loveland, Colorado	Denver	Existing	Q2 Fiscal 2016
Tallahassee, Florida	Tallahassee	New	Q2 Fiscal 2016
Richmond, Texas	Houston	Existing	Q2 Fiscal 2016

Normal construction, permitting or other scheduling delays could shift the opening dates of any of these stores into a later period.  We currently estimate total capital expenditures will be approximately

$325 million in fiscal 2015.  We plan to open 13 stores in fiscal 2015 and between 10 and 15 stores in each of the following two fiscal years.

Conference Call Information

We will host a conference call for investors at 9:00 a.m. ET today, September 23, 2014.  Domestic investors may access the call at 1-888-298-3261 (international callers dial 1-706-679-7457).  The conference I.D. for both domestic and international callers is 53275084.  A live webcast of the call will be available on our investor information home page at investor.carmax.com and at www.streetevents.com.

A webcast replay of the call will be available at investor.carmax.com through December 18, 2014.  A telephone replay also will be available through September 30, 2014, and may be accessed by dialing
1-855-859-2056 (international callers dial 1‑404‑537‑3406).  The conference I.D. for both domestic and international callers is 53275084.

Third Quarter Fiscal 2015 Earnings Release Date

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We currently plan to release results for the third quarter ending November 30, 2014, on Friday, December 19, 2014, before the opening of trading on the New York Stock Exchange.  We plan to host a conference call for investors at 9:00 a.m. ET on that date.  Information on this conference call will be available on our investor information home page at investor.carmax.com in December 2014.

About CarMax

CarMax, a member of the Fortune 500 and the S&P 500, and one of the Fortune “100 Best Companies to Work For,” for ten consecutive years, is the nation’s largest retailer of used vehicles.  Headquartered in Richmond, Va., CarMax currently operates 139 used car stores in 70 markets.  The CarMax consumer offer features low, no-haggle prices, a broad selection of CarMax Quality Certified used vehicles and superior customer service.  During the fiscal year ended February 28, 2014, the company retailed 526,929 used vehicles and sold 342,576 wholesale vehicles at our in-store auctions.  For more information, access the CarMax website at www.carmax.com.

Forward-Looking Statements

We caution readers that the statements contained in this release about our future business plans, operations, opportunities or prospects, including without limitation any statements or factors regarding expected sales, margins or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results.  Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements are the following:

•	Changes in the competitive landscape and/or our failure to successfully adjust to such changes.
•	Changes in general or regional U.S. economic conditions.
•	Changes in the availability or cost of capital and working capital financing, including changes related to the asset-backed securitization market.
•	Changes in consumer credit availability provided by our third-party financing providers.
•	Events that damage our reputation or harm the perception of the quality of our brand.
•	Our inability to recruit, develop and retain associates and maintain positive associate relations.
•	The loss of key associates from our store, regional or corporate management teams or a significant increase in labor costs.
•	Security breaches or other events that result in the misappropriation, loss or other unauthorized disclosure of confidential customer or associate information.
•	Significant changes in prices of new and used vehicles.
•	A reduction in the availability of or access to sources of inventory or a failure to expeditiously liquidate inventory.
•	Factors related to the regulatory and legislative environment in which we operate.
•	Factors related to geographic growth, including the inability to acquire or lease suitable real estate at favorable terms or to effectively manage our growth.
•	The failure of key information systems.
•	The effect of various litigation matters.
•	Adverse conditions affecting one or more automotive manufacturers, and manufacturer recalls.
•

The inaccuracy of estimates and assumptions used in the preparation of our financial statements, or the effect of new accounting requirements or changes to U.S. generally accepted accounting principles.

•	Factors related to seasonal fluctuations in our business.
•	The occurrence of severe weather events.
•	Factors related to the geographic concentration of our stores.

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For more details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 28, 2014, and our quarterly or current reports as filed with or furnished to the U.S. Securities and Exchange Commission.  Our filings are publicly available on our investor information home page at investor.carmax.com.  Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling 1-804-747-0422 ext. 4391.  We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Contacts:

Investors and Financial Media:

Katharine Kenny, Vice President, Investor Relations, (804) 935-4591

Celeste Gunter, Manager, Investor Relations, (804) 935-4597

General Media:

Trina Lee, Director, Public Relations, (855) 887-2915

Catherine Gryp, Manager, Public Relations, (855) 887-2915

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CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(UNAUDITED)

	Three Months Ended August 31				Six Months Ended August 31
(In thousands except per share data)	2014	% (1)	2013	% (1)	2014	% (1)	2013	% (1)
SALES AND OPERATING REVENUES:
Used vehicle sales	$2,920,165	81.1	$2,639,523	81.3	$5,980,506	81.4	$5,341,278	81.5
New vehicle sales	69,944	1.9	60,002	1.8	139,733	1.9	112,429	1.7
Wholesale vehicle sales	530,270	14.7	474,907	14.6	1,075,515	14.6	965,566	14.7
Other sales and revenues	78,815	2.2	71,120	2.2	153,636	2.1	137,336	2.1
NET SALES AND OPERATING REVENUES	3,599,194	100.0	3,245,552	100.0	7,349,390	100.0	6,556,609	100.0
Cost of sales	3,135,855	87.1	2,810,809	86.6	6,384,320	86.9	5,673,770	86.5
GROSS PROFIT	463,339	12.9	434,743	13.4	965,070	13.1	882,839	13.5
CARMAX AUTO FINANCE INCOME	92,574	2.6	84,422	2.6	187,189	2.5	171,441	2.6
Selling, general and administrative expenses	297,638	8.3	283,206	8.7	611,084	8.3	573,395	8.7
Interest expense	7,351	0.2	7,761	0.2	14,952	0.2	15,639	0.2
Other expense	283	―	1,073	―	560	―	832	―
Earnings before income taxes	250,641	7.0	227,125	7.0	525,663	7.2	464,414	7.1
Income tax provision	96,123	2.7	86,851	2.7	201,492	2.7	177,489	2.7
NET EARNINGS	$154,518	4.3	$140,274	4.3	$324,171	4.4	$286,925	4.4
WEIGHTED AVERAGE COMMON SHARES:
Basic	218,180		223,610		219,224		224,114
Diluted	221,070		227,634		222,351		228,093
NET EARNINGS PER SHARE:
Basic	$0.71		$0.63		$1.48		$1.28
Diluted	$0.70		$0.62		$1.46		$1.26

(1)Calculated as a percentage of net sales and operating revenues and sums may not equal totals due to rounding.

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CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)		(Unaudited)
	August 31	February 28	August 31
(In thousands except share data)	2014	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$354,600	$627,901	$750,032
Restricted cash from collections on auto loan receivables	297,068	259,299	251,340
Accounts receivable, net	108,859	79,923	85,549
Inventory	1,708,955	1,641,424	1,364,016
Deferred income taxes	8,275	7,866	4,300
Other current assets	38,685	26,811	26,173
TOTAL CURRENT ASSETS	2,516,442	2,643,224	2,481,410
Auto loan receivables, net	7,844,268	7,147,848	6,665,985
Property and equipment, net	1,753,992	1,652,977	1,535,431
Deferred income taxes	157,175	152,199	146,167
Other assets	128,036	110,909	104,781
TOTAL ASSETS	$12,399,913	$11,707,157	$10,933,774

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$418,269	$427,492	$346,152
Accrued expenses and other current liabilities	205,480	202,588	144,949
Accrued income taxes	244	2,438	1,808
Short-term debt	2,229	582	1,739
Current portion of finance and capital lease obligations	20,280	18,459	17,167
Current portion of non-recourse notes payable	260,425	223,938	218,104
TOTAL CURRENT LIABILITIES	906,927	875,497	729,919
Finance and capital lease obligations, excluding current portion	310,689	315,925	325,492
Non-recourse notes payable, excluding current portion	7,648,284	7,024,506	6,512,328
Other liabilities	176,026	174,232	181,256
TOTAL LIABILITIES	9,041,926	8,390,160	7,748,995

Commitments and contingent liabilities
SHAREHOLDERS’ EQUITY:
Common stock, $0.50 par value; 350,000,000 shares authorized;
216,704,250 and 221,685,984 shares issued and outstanding
as of August 31, 2014 and February 28, 2014, respectively	108,352	110,843	111,665
Capital in excess of par value	1,089,317	1,038,209	1,000,258
Accumulated other comprehensive loss	(44,467)	(46,271)	(53,909)
Retained earnings	2,204,785	2,214,216	2,126,765
TOTAL SHAREHOLDERS’ EQUITY	3,357,987	3,316,997	3,184,779
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$12,399,913	$11,707,157	$10,933,774

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CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended August 31
(In thousands)	2014		2013
OPERATING ACTIVITIES:
Net earnings	$324,171		$286,925
Adjustments to reconcile net earnings to net cash
used in operating activities:
Depreciation and amortization	55,766		49,160
Share-based compensation expense	37,778		38,002
Provision for loan losses	36,208		29,318
Provision for cancellation reserves	38,463		18,324
Deferred income tax benefit	(6,530)		(3,200)
Loss on disposition of assets and other	917	–	930
Net (increase) decrease in:
Accounts receivable, net	(28,936)		6,412
Inventory	(67,531)		153,797
Other current assets	(11,706)		(746)
Auto loan receivables, net	(732,628)		(799,385)
Other assets	(313)		(6,736)
Net decrease in:
Accounts payable, accrued expenses and other current
liabilities and accrued income taxes	(36,052)		(13,913)
Other liabilities	(46,226)		(22,497)
NET CASH USED IN OPERATING ACTIVITIES	(436,619)		(263,609)
INVESTING ACTIVITIES:
Capital expenditures	(135,293)		(136,011)
Proceeds from sales of assets	5,829		4,716
Increase in restricted cash from collections on auto loan receivables	(37,769)		(27,053)
Increase in restricted cash in reserve accounts	(6,640)		(5,319)
Release of restricted cash from reserve accounts	1,634		15,017
(Purchases) sales of money market securities, net	(8,753)		1,337
Purchases of trading securities	(3,107)		(1,405)
Sales of trading securities	306		33
NET CASH USED IN INVESTING ACTIVITIES	(183,793)		(148,685)
FINANCING ACTIVITIES:
Increase in short-term debt, net	1,647		1,384
Payments on finance and capital lease obligations	(8,712)		(10,932)
Issuances of non-recourse notes payable	3,803,000		3,530,000
Payments on non-recourse notes payable	(3,142,735)		(2,654,658)
Repurchase and retirement of common stock	(373,362)		(179,278)
Equity issuances, net	37,483		14,753
Excess tax benefits from share-based payment arrangements	29,790		11,693
NET CASH PROVIDED BY FINANCING ACTIVITIES	347,111		712,962
(Decrease) increase in cash and cash equivalents	(273,301)		300,668
Cash and cash equivalents at beginning of year	627,901		449,364
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$354,600		$750,032

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